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                                                                   Exhibit 10.52

                        SECURITY DEPOSIT PLEDGE AGREEMENT
                                     (Loan)

     THIS SECURITY DEPOSIT PLEDGE AGREEMENT (this "AGREEMENT") is made and entered into as of the 31st day of December, 2003, by and between CORIXA CORPORATION a Delaware corporation with its principal place of business at 1124 Columbia Street, Suite 200, Seattle, WA 98104, ("DEBTOR") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, with its principal place of business at 401 Merritt 7, Norwalk, CT 06851-1177 ("SECURED PARTY").

     In consideration of, and as an inducement for Secured Party to lend funds to Debtor under the Master Security Agreement, dated as of February 25, 2002, and Collateral Account Schedule No. 4139636-004 and Promissory Note related thereto (the "MASTER SECURITY AGREEMENT AND COLLATERAL SCHEDULE AND PROMISSORY NOTE THERETO BEING REFERRED TO AS THE "LOAN"), and to secure the payment and performance of all of Debtor's obligations under the Loan, Debtor hereby deposits and pledges with Secured Party the sum of THREE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($3,500,000.00) (the "COLLATERAL"), such pledge to be upon the terms and conditions set forth below:

     1. Debtor delivers the Collateral to Secured Party to secure Debtor's performance of its obligations under the Loan, including, but not limited to, the timely payment of the Periodic Installments.

     2. The Collateral deposited with Secured Party shall not accrue interest.

     3. Upon any default by Debtor under the Loan, Secured Party may, at its option, apply the Collateral towards the satisfaction of Debtor's obligations under the Loan and the payment of all costs and expenses incurred by Secured Party as a result of such default, including but not limited to, costs of repossessing equipment and attorneys' fees. Such application shall not excuse the performance at the time and in the manner prescribed of any obligation of Debtor or cure a default of Debtor. Upon the application by Secured Party of any amount of the Collateral pursuant to the terms of this paragraph, Debtor shall be obligated to immediately pay to Secured Party an amount sufficient to cause the Collateral to equal the amount first set forth above and in accordance with
Section 5 herein.

     4. Secured Party shall have no duty to first commence an action against or seek recourse from Debtor, in the event of a default under the Loan, before enforcing the provisions of, and proceedings under the provisions of this Agreement. The obligations of Debtor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released or discharged or in any way affected by:

     (a)  any amendment or modification of or supplement to the Loan;

     (b) any exercise or non-exercise of any right, remedy or privilege under or in respect to this Agreement, the Loan, or any other instrument provided for in the Loan, or any waiver, consent, explanation, indulgence or actions or inaction with respect to any such instrument; or

     (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding of Debtor.

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     5. So long as Debtor is not in default under the Loan or under any other material financial obligation, Secured Party agrees to reduce the amount of the Security Deposit to 50% of the outstanding principal balance on a semi-annual calendar basis. Secured Party shall then refund to Debtor any Security Deposit in excess of the reduced Security Deposit (less any portion of same cashed, sold, assigned, or delivered pursuant to, and under the circumstances specified in, Paragraph 3 hereof. The refunds will take place every six months commencing July 1, 2006.

     6. Upon the termination of the Loan and the satisfaction of all of the obligations of Debtor thereunder, Secured Party shall deliver to Debtor the Collateral (less any portion of same cashed, sold, assigned or delivered pursuant to and under the conditions specified in paragraph 3 hereof), and this Agreement shall thereupon be without further effect.

     7. Secured Party may, without the consent of Debtor, assign this Agreement. Debtor agrees that if Debtor receives written notice of an assignment from Secured Party, Debtor will pay all amounts due hereunder to such assignee or as instructed by Secured Party. Debtor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee. Debtor hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Debtor has or may at any time have against Secured Party for any reason whatsoever.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SECURED PARTY:                                    DEBTOR:


GENERAL ELECTRIC CAPITAL CORPORATION              CORIXA CORPORATION

By: /s/ John Edel                                  By: /s/ Greg Cox

Name: John Edel                                    Name: Greg Cox

Title: Senior Vice President                       Title: Treasurer